Exhibit 5.1

July 30, 2025

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the resale of up to (i) 654,000 shares of Common Stock (the “Series F Shares”) underlying shares of Series F preferred stock held by certain accredited investors (the “Investors”) of the Company pursuant to a private placement through a securities purchase agreement between the Company and the Investors (the “Purchase Agreement”); (ii) 1,962,000 shares of Common Stock pursuant to the series A common stock purchase warrant, series B common stock purchase warrant and series C common stock purchase warrant issued to the Investors (collectively, the “Warrants” and the Common Stock underlying the Warrants, the “Warrant Shares”) pursuant to the Purchase Agreement; (iii) 1,643 shares of Common Stock held by Helena Global Investment Opportunities 1 Ltd. (the “Helena Shares”) pursuant to a securities purchase agreement (the “Helena Agreement”); (iv) 145,833 shares of Common Stock held by the Company’s chief executive officer, Datuk Dr. Doris Wong Sing Ee (the “Wong Shares”); and (v) 58,476 shares of Common Stock held by the Company’s former chief executive officer, David Lazar (the “Lazar Shares” and together with the Series F Shares, Wong Shares and Helena Shares, the “Shares”). The Shares and the Warrant Shares are referred to herein as the “Registered Shares.”

We have examined the Purchase Agreement, Warrants, Helena Agreement, Registration Statement, the Prospectus, the Certificate of Incorporation and Bylaws of the Company, each as currently in effect as of the date hereof, and such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus, and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all periods relevant to the opinion; and (ii) all offers and sales of the Registered Shares will be made in compliance with the securities laws of the states having jurisdiction thereof; we are of the opinion that the Registered Shares have been duly authorized, and (a) the Shares have been validly issued and are fully paid and nonassessable, and (b) the Warrant Shares, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Rimon, P.C.
RIMON, P.C.

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